Exhibit 10.1
EXECUTION COPY
VOTING AGREEMENT
     This VOTING AGREEMENT (this “Agreement”), dated as of November 12, 2010, is entered into by and among Mediacom Communications Corporation, a Delaware corporation (“Mediacom”), Rocco B. Commisso (“Parent”) and JMC Communications LLC, a Delaware limited liability company (“Merger Sub”), (each of Parent and Merger Sub, a “Stockholder” and collectively, the “Stockholders”).
     WHEREAS, concurrently with the execution and delivery of this Agreement, Mediacom, Parent and Merger Sub are entering into an Agreement and Plan of Merger (as the same may be amended, modified or supplemented from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into Mediacom, with Mediacom surviving as the surviving corporation (the “Merger”);
     WHEREAS, as of the date hereof, each Stockholder is the record owner of the number of shares of Class A common stock of Mediacom (the “Class A Shares”) and shares of Class B common stock of Mediacom (the “Class B Shares” and together with the Class A Shares, the “Shares”) set forth opposite such Stockholder’s name on Annex A hereto; and
     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Mediacom has required that each of the Stockholders agree, and each of the Stockholders is willing to agree, to the matters set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:
1. Voting of Shares.
     1.1 Voting Agreement. From the date hereof, and until the termination of this Agreement pursuant to Section 5, each Stockholder hereby agrees to vote all of its Shares, at any annual, special or other meeting of the stockholders of Mediacom, and at any adjournment or adjournments or postponement thereof, or pursuant to any consent in lieu of a meeting or otherwise, which such Stockholder has the right to so vote in favor of the adoption of the Merger Agreement, the transactions contemplated thereby (including, without limitation, the Merger) and any actions required in furtherance thereof.
     1.2 Irrevocable Proxy. Each Stockholder constitutes and appoints Mediacom and Mark E. Stephan, from and after the date hereof until the earlier to occur of the Effective Time (as defined in the Merger Agreement) and the termination of this Agreement pursuant to Section 5 (at which point such constitution and appointment shall automatically be revoked), as such Stockholder’s attorney, agent and proxy (each such constitution and appointment, an “Irrevocable Proxy”), with full power of substitution, to vote and otherwise act with respect to all of such Stockholder’s Shares at any annual, special or other meeting of the stockholders of Mediacom, and at any adjournment or adjournments or postponement thereof, and in any action by written consent of the stockholders of Mediacom, on the matters and in the manner specified in Section 1.1. EACH SUCH PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON TO WHOM SUCH STOCKHOLDER MAY TRANSFER ANY OF ITS SHARES IN BREACH OF THIS AGREEMENT. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to all of such Stockholder’s Shares that may have heretofore been appointed or granted with respect to the matters covered by Section 1.1, and no subsequent proxy or power of attorney shall be given (and if given, shall not be effective) by such Stockholder with respect thereto on the matters covered by Section 1.1. It is agreed that Mediacom will not use the Irrevocable Proxy granted by any Stockholder unless such Stockholder fails to comply with Section 1.1 and that, to the extent Mediacom uses any such Irrevocable Proxy, it will only vote the Shares subject to such Irrevocable Proxy with respect to the matters specified in, and in accordance with the provisions of, Section 1.1.
     1.3 Not Applicable to Parent in Other Capacities. Nothing herein contained shall (a) restrict, limit or prohibit Parent from exercising (in his capacity as a director or officer) his fiduciary duties to the stockholders of Mediacom under applicable law, or (ii) require Parent, in his capacity as an officer of Mediacom, to take any action in contravention of, or omit to take any action pursuant to, or otherwise take or refrain from taking any actions which are inconsistent with, instructions or directions of the Board of Directors of Mediacom undertaken in the exercise of his fiduciary duties, provided that nothing in this Section 1.3 shall relieve or be deemed to relieve Parent from his obligations under Section 1.1 of this Agreement.
     1.4 Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger.
     1.5 Stop Transfer. Each Stockholder agrees that it shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing such Stockholder’s Shares, unless such transfer is made in compliance with this Agreement.
2. Representations and Warranties of Each Stockholder.
     Each Stockholder, severally, as to itself, represents and warrants to Mediacom as follows:
     2.1 Binding Agreement. Such Stockholder has the capacity, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Stockholder has duly and validly executed and delivered (and if such Stockholder is not a natural person, authorized) this Agreement, and this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
     2.2 No Conflict. Neither the execution and delivery of this Agreement, the consummation by such Stockholder of the transactions contemplated hereby, nor the performance of such Stockholder’s obligations hereunder will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, agreement, instrument, commitment, arrangement or understanding, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to such Stockholder’s Shares, (b) require any consent, authorization or approval of any person or (c) violate or conflict with any law, writ, injunction or decree applicable to such Stockholder or such Stockholder’s Shares.
     2.3 Ownership of Shares. Such Stockholder is the record owner of the number of Shares set forth opposite such Stockholder’s name on Annex A hereto, free and clear of any security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Shares), except, in each case, as may exist by reason of this Agreement and as otherwise set forth on Schedule 2.3. As of the date hereof, such Shares constitute all of the Shares owned of record by such Stockholder.
3. Transfer and Other Restrictions.
     Until the termination of this Agreement pursuant to Section 5:
     3.1 Certain Prohibited Transfers. Each Stockholder agrees not to:
     (a) sell, sell short, transfer (including by gift), pledge, mortgage, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of (each a “Transfer”), any of its Class B Shares, other than pursuant to this Agreement;
     (b) with respect to any of its Shares, grant any proxy or power of attorney or enter into any voting agreement or other arrangement relating to the matters covered by Section 1.1, other than this Agreement; or
     (c) deposit any of its Shares into a voting trust.

     3.2 Additional Shares. Without limiting any provisions of the Merger Agreement, in the event of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of Mediacom on, of or affecting any Stockholder’s Shares, then the terms of this Agreement shall apply to the shares of capital stock or other such securities of Mediacom held by such Stockholder immediately following the effectiveness of such event.
     3.3 Exempt Transfers. Notwithstanding the restrictions set forth in Section 3.1, each Stockholder will be entitled to Transfer Class B Shares to the other Stockholder and Parent, with the prior consent of the Special Committee (as defined in the Merger Agreement), which consent shall not be unreasonably withheld, delayed or conditioned, will be entitled to Transfer Class B Shares to (a) his wife, children and other members of his family, (b) trusts, foundations, limited and general partnerships, limited liability companies and other entities in connection with good faith estate planning and similar wealth management programs and arrangements and (c) foundations charitable organizations and similar entities in connection with Parent’s charitable giving, in each case so long as Parent has the right to vote such shares in accordance with this Agreement.
4. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that each party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy which may be available at law or in equity.
5. Termination. This Agreement shall terminate on the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) a written agreement between Mediacom and any Stockholder to terminate this Agreement, provided that any such termination shall be effective only with respect to such Stockholder and (c) the consummation of the transactions contemplated by the Merger Agreement. The termination of this Agreement in accordance with this Section 5 shall not relieve any party from liability for any willful breach of its obligations hereunder committed prior to such termination.
6. Survival. The representations, warranties and agreements of the parties contained in this Agreement shall not survive any termination of this Agreement, provided, however, that no such termination shall relieve any party hereto from any liability for any willful breach of this Agreement.
7. Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):
If to Mediacom, to:
Mediacom Communications Corporation
100 Crystal Run Road
Middletown, NY 10941
Telecopier: (845) 695-2669
Attention: General Counsel
with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Telecopier: (212) 455-2502
Attention: Charles I. Cogut
                 Sean D. Rodgers

and
SNR Denton US LLP
Two World Financial Center
New York, NY 10281
Telecopier: (212) 768-6800
Attention: Denise Tormey
If to Parent or Merger Sub:
c/o Mediacom Communications Corporation
100 Crystal Run Road
Middletown, NY 10941
Telecopier: (845) 695-2699
Attention: Rocco B. Commisso
with a copy (which shall not constitute notice) to:
Baker Botts L.L.P.
30 Rockefeller Plaza
New York, New York 10112
Telecopier: (212) 259-2500
Attention: Lee D. Charles
                 John M. Winter
8. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.
9. Amendment; Release. This Agreement may not be modified, amended, altered or supplemented except by a written agreement between Mediacom and any Stockholder, provided that any such modification, amendment, alteration or supplement shall be effective only with respect to such Stockholder; and provided further that no such written agreement shall be binding on Mediacom unless approved by the Special Committee (as defined in the Merger Agreement).
10. Successors and Assigns.
     10.1 This Agreement shall not be assigned by operation of law or otherwise by any Stockholder without the prior written consent of Mediacom and each Stockholder. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party’s respective heirs, beneficiaries, executors, representatives and permitted assigns.
     10.2 Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder’s Shares and shall be binding upon any person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise.
11. Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
12. Governing Law; Jurisdiction; Service of Process. THIS AGREEMENT, AND ANY AND ALL DISPUTES ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. Any action or proceeding arising out of or relating in any way to this Agreement, or to enforce any of the terms of this Agreement, shall (i) be brought, heard and determined exclusively in the Court of Chancery of the State of

Delaware (the “Delaware Chancery Court”) (provided that, in the event that subject matter jurisdiction is unavailable in the Delaware Chancery Court, then any such action or proceeding shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware) and (ii) shall not be litigated or otherwise pursued in any forum or venue other than the Delaware Chancery Court (or, if subject matter jurisdiction is unavailable in the Delaware Chancery Court, then in any forum or venue other than any other state or federal court sitting in Wilmington, Delaware). Each of the Parties hereby (1) irrevocably and unconditionally consents to submit to the exclusive personal jurisdiction of the Delaware Chancery Court for such litigation (but not other litigation); (2) consents to service of process by registered mail upon such party and/or such party’s registered agent; (3) waives any objection to the laying of venue of any such litigation in the Delaware Chancery Court and agrees not to plead or claim that such litigation brought therein has been brought in any inconvenient forum; and (4) waives any bond, surety or other security that might be required of any other party with respect to any such action or proceeding, including any appeal thereof. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7 shall be deemed effective service of process on such party.
13. Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
14. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
15. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of Mediacom and each Stockholder, on the day and year first written above.

MEDIACOM COMMUNICATIONS CORPORATION

By:	/s/ Mark Stephan
Name:	Mark Stephan
Title:	EVP + CFO

STOCKHOLDERS:

/s/ Rocco B. Commisso
Rocco B. Commisso

JMC COMMUNICATIONS LLC

By:	/s/ Rocco B. Commisso
Rocco B. Commisso
Sole Member

ANNEX A

	Shares of Class A Common	Shares of Class B Common
Name of Stockholder	Stock	Stock
Rocco B. Commisso	213,910	25,789,722
JMC Communications LLC	0	1,000,000